SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                 March 15, 2000

                Date of Report (Date of earliest event reported)



                                    WOM, Inc.
             (Exact name of registrant as specified in its charter)



  New York                             000-28789                 14-1818862
(State or other                       (Commission             (I.R.S. Employer
jurisdiction of                        File Number)          Identification No.)
Incorporation)

1151 Flatbush Road
Kingston, New York                                                 12401
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (914) 336-7700


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Item 4.           Changes in Registrant's Certifying Accountant

         On or about March 15, 2000, WOM, Inc. (the "Company"), dismissed Citrin Cooperman & Company, LLP (the "Former Auditor") as its principal outside accountant. The Former Auditor's reports on the Company's financial statements during any of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         The decision to change accountants was not recommended or approved by the board of directors.

          During the Company's two most recent fiscal years and all subsequent interim periods preceding the dismissal there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

         On March 15, 2000, the Company engaged Urbach Kahn & Werlin P.C. as their principal accountant to audit the Company's financial statements.

Item 7.           Financial Statements and Exhibits

         (c)      Exhibits

Exhibit No.       Title of Exhibit

16.1              Letter  from  Citrin Cooperman  & Company, LLP dated March 16,
                  2000.

                                                     SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            WOM, Inc.



                                             /s/Michael F. Zinn
                                                ---------------
                                                Michael F. Zinn, President




Dated:   March 16, 2000
         Kingston, New York